CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of WCM Focused International Growth Fund, WCM Focused Emerging Markets Fund, WCM Focused Global Growth Fund, WCM International Small Cap Growth Fund, WCM Small Cap Growth Fund, WCM Focused Small Cap Fund, WCM China Quality Growth Fund, WCM Developing World Equity Fund (formerly, WCM Sustainable Developing World Fund), WCM International Equity Fund (formerly, WCM Sustainable International Fund), WCM Focused International Value Fund, WCM International Opportunities Fund and WCM Focused International Long-Term Growth Fund, each a series of Investment Managers Series Trust and to the use of our report dated June 29, 2022 on the financial statements and financial highlights. Such financial statements and financial highlights appear in the 2022 Annual Report to Shareholders which are also incorporated by reference into the Registration Statement. We also consent to the references to us in the Prospectus and in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 26, 2022